Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO THE TRANSITION SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO THE TRANSITION SERVICES AGREEMENT (the “Agreement”), dated as of October 24, 2003, is by and between MGM MIRAGE, a Delaware corporation (“Parent”), and Poster Financial Group, Inc., a Nevada corporation (“Purchaser”), subject to the provisions of Section 8 of the Agreement, and is dated as of December 15, 2003 (this “Amendment”).

WHEREAS, capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Agreement; and

WHEREAS, the parties to the Agreement desire to amend the terms of the Agreement in accordance with Section 11.8 of the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants, obligations and agreements set forth below, the parties to this Amendment hereby agree as follows:

1.                                       The last paragraph of Race and Sports Book Transition Services set forth on Schedule A to the Agreement which relates to the sale of CBS writer terminals from each of GNLV and GNL to Mirage shall be deleted in its entirety and have no force or effect.

2.                                       This Amendment shall be governed and construed in accordance with the Laws applicable to contracts made and to be performed entirely in Nevada, without regard to any applicable conflicts of Law, except to the extent the mandatory provisions of the Gaming Laws apply.

3.                                       Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Nevada or any court of the State of Nevada located in Clark County in any action, suit or proceeding arising out of or relating to this Amendment or any of the transactions contemplated hereby, and agrees that any such action, suit or proceeding shall be brought only in such court; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Nevada other than for such purpose.  Each of the parties hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court.  Each of the parties further irrevocably waives and agrees not to plead or claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

4.                                       This Amendment may not be amended or modified by the parties except by an instrument in writing signed by each of the parties to this Amendment.

5.                                       Except for the provisions of Section 9, this Amendment is for the sole benefit of the parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties and such assigns, any legal or equitable rights hereunder.

6.                                       This Amendment constitutes the entire agreement of the parties to this Amendment with respect to the matters set forth herein.  In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement, including Schedule A thereto, the provisions of this Amendment shall govern and control.  Each and every other term, condition, covenant, representation, warranty and provision set forth in the Agreement shall remain in full force and effect in accordance with the terms of the Agreement.  All references to the Agreement in any other agreement or document shall hereinafter be deemed to refer to the Agreement as amended hereby.

7.                                       This Amendment may be executed in two or more counterparts, including facsimile counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

8.                                       If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any of the parties.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall cooperate and  negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.                                       The parties acknowledge that neither Kirk Kerkorian nor Tracinda Corporation, individually or collectively, is a party to this Amendment or any of the other documents executed on the Closing Date.  The parties further acknowledge that neither Mr. Kerkorian nor Tracinda Corporation shall have any Liability whatsoever with respect to this Amendment.  Accordingly, the parties hereby agree that in the event (a) there is any alleged breach or default or breach or default by any party under this Amendment or any such document or (b) any party has or may have any claim arising from or relating to the terms of this Amendment or any such document, no party shall commence any proceedings or otherwise seek to impose any Liability whatsoever against Mr. Kerkorian or Tracinda Corporation by reason of such alleged breach, default or claim.

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IN WITNESS WHEREOF, an authorized representative of each of the parties has duly executed this Amendment as of the date first written above.

MGM MIRAGE

By:	/s/ BRYAN L. WRIGHT
	Name:	Bryan L. Wright
	Title:	Vice President - Assistant General Counsel and Assistant Secretary

POSTER FINANCIAL GROUP, INC.

By:	/s/ TIMOTHY POSTER
	Name:	Timothy Poster
	Title:	Chairman and Chief Executive Officer